Exhibit 99.1

NextCure Provides Business Update and

Reports First Quarter 2026 Financial Results

–	SIM0505/CDH6 ADC dose optimization initiated in gynecologic cancers
–	SIM0505 Phase 1 dose escalation study data to be presented at ASCO 2026
–	LNCB74 Phase 1 dose escalation trial update planned in second half of 2026

BELTSVILLE, MD – May 7, 2026 (GLOBE NEWSWIRE) – NextCure, Inc. (Nasdaq: NXTC), a clinical-stage biopharmaceutical company committed to discovering and developing novel therapies to treat cancer, today provided a business update and reported first quarter 2026 financial results.

"Our SIM0505 program reached critical milestones this quarter, headlined by the U.S. Food and Drug Administration (FDA) granting Fast Track designation for platinum-resistant ovarian cancer (PROC) and the upcoming presentation of initial Phase 1 data at the American Society for Clinical Oncology (ASCO 2026)," said Michael Richman, President and CEO of NextCure. "We believe Fast Track designation validates the potential of this CDH6 antibody drug conjugate (ADC) and the urgent need for new therapies. As we prepare to present our data at ASCO 2026, we are also focusing on accelerating development, with plans to increase our U.S. trial sites and expand our footprint into Canada and Europe. With the recent initiation of the dose optimization this month, we are fully committed to bringing this transformative treatment to patients."

Business Highlights and Near-Term Milestones

SIM0505 (CDH6 ADC): Phase 1 dose escalation data expected in Q2 2026

SIM0505 is a novel ADC directed to cadherin-6 (CDH6 ADC), overexpressed in several cancers including ovarian cancer, with limited expression in healthy tissues. SIM0505 features a proprietary topoisomerase 1 inhibitor (TOPOi) payload, designed for broad anti-tumor activity, fast systemic clearance and an improved potential therapeutic window.

●	Received Fast Track designation for the treatment of women with PROC from the FDA.
●	Data from the Phase 1 open-label dose escalation study in patients with advanced solid tumors with a focus on gynecological cancers and an emphasis on PROC (NCT06792552) are expected to be presented at ASCO 2026 on June 1, 2026, including results from patients in the U.S. and China.
●	Announced in May 2026 the initiation of the Phase 1 dose optimization study in gynecologic cancers by dosing patients with PROC. NextCure anticipates increasing the number of trial sites in the second half of 2026, including the activation of sites in Canada and Europe, with continued study site additions in 2027.

LNCB74 (B7-H4 ADC): Ongoing enrollment in Phase 1 dose escalation

LNCB74 is a novel ADC directed to B7-H4, overexpressed in several cancers, with limited expression in healthy tissues. LNCB74 features a proprietary tumor-selective cleavable linker and a tubulin inhibitor monomethyl auristatin E (MMAE) payload.

●	Ongoing open-label Phase 1 dose escalation study (NCT06774963) continues to prioritize patients with high B7-H4 expression in breast and gynecological cancers, as well as the inclusion of patients with adenoid cystic carcinoma type 1. NextCure intends to backfill patients to investigate particular dose levels and schedules in the expected therapeutic window.
●	Trial progress update planned in the second half of 2026.

Financial Results for the Quarter Ended March 31, 2026

●	Cash, cash equivalents, and marketable securities as of March 31, 2026 were $29.7 million as compared to $41.8 million as of December 31, 2025. The decrease of $12.1 million was primarily due to cash used to fund operations of $13.4 million, partially offset by proceeds of $1.2 million from equity sales under our existing ATM program. NextCure expects current financial resources to be sufficient to fund operating expenses and capital expenditures into the first half of 2027 through proof-of-concept for SIM0505.
●	Research and development expenses were $6.8 million for the three months ended March 31, 2026, as compared to $7.9 million for the three months ended March 31, 2025. The decrease of $1.1 million was due to lower costs related to deprioritized programs which were largely offset by costs for the SIM0505 program, and lower personnel costs, primarily non-cash stock compensation costs and lower depreciation.
●	General and administrative expenses were $3.3 million for the three months ended March 31, 2026, as compared to $3.7 million for the three months ended March, 2025. The decrease of $0.4 million was primarily related to lower non-cash stock compensation costs.
●	Net loss was $9.8 million for the three months ended March 31, 2026, as compared to a net loss of $11.0 million for the three months ended March 31, 2025. The lower net loss for the three months ended March 31, 2026 as compared to the three months ended March 31, 2025 was driven by the lower research and development and general and administrative expenses mentioned above, partially offset by lower other income of $0.3 million.

About SIM0505

SIM0505 is a novel ADC directed to CDH6 ADC, featuring a proprietary TOPOi payload. The ADC is designed for broad anti-tumor activity, fast systemic clearance and an improved potential therapeutic window. SIM0505 is being evaluated in an open-label, Phase 1 study for the potential treatment of advanced solid tumors, including ovarian cancer, with an emphasis on platinum resistant ovarian cancer. NextCure holds exclusive global rights for SIM0505, excluding China, Hong Kong, Macau, and Taiwan which are retained by Simcere Zaiming Pharmaceutical Co., Ltd.

About LNCB74

LNCB74 is a novel ADC directed to B7-H4, featuring a proprietary tumor-selective cleavable linker and a tubulin inhibitor MMAE payload. LNCB74 is being evaluated in an open-label, Phase 1 dose escalation study for the potential treatment of advanced solid tumors. NextCure shares global co-development rights with LigaChem Biosciences, Inc. through a 50-50 cost share arrangement.

About NextCure, Inc.

NextCure is a clinical-stage biopharmaceutical company focused on advancing innovative medicines to treat cancer patients through the use of targeted therapies including antibody-drug conjugates. We focus on advancing therapies that leverage our core strengths in understanding biological pathways and biomarkers, the interactions of cells within and beyond the tumor microenvironment, and the role each interaction plays in a biologic response.

Forward-Looking Statements

Some of the statements contained in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including with respect to funding for our operations, our expected cash runway, objectives and expectations for our business, operations and financial performance and condition, including the progress and results of clinical trials, development plans and upcoming milestones regarding our therapies. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “aim”, “anticipate”, “assume”, “believe”, “continue”, “could”, “should”, “due”, “estimate”, “expect”, “intend”, “hope”, “may”, “objective”, “plan”, “predict”, “potential”, “positioned”, “seek”, “target”, “towards”, “forward”, “later”, “will”, “would”, and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or similar language.

Forward-looking statements involve substantial risks and uncertainties that could cause actual results to differ materially from those projected in any forward-looking statement. Such risks and uncertainties include, among others: our expectations regarding the timing, progress and results of preclinical studies and clinical trials for SIM0505, LNCB74 and any other product candidates we develop; our estimates regarding our expenses, future revenues, capital requirements, needs for or ability to obtain additional financing and the period over which we expect our current cash, cash equivalents and marketable securities to be sufficient to fund our operations, market and other conditions; ; the timing or likelihood of regulatory filings for SIM0505, LNCB74 and any other product candidates we develop and our ability to obtain and maintain regulatory approvals for such product candidates for any indication; the identification, analysis and use of biomarkers and biomarker data; our drug product sourcing and manufacturing strategy, including the scalability of our methods and processes; our expectations regarding the potential benefits, activity, effectiveness and safety of SIM0505, LNCB74 and any other product candidates we develop; our intentions and ability to successfully commercialize, including through partnering, our product candidates; our expectations regarding the nature of the biological pathways we are targeting; our expectations regarding our ability to discover and advance product candidates using our technologies; the potential benefits of and our ability to maintain our relationship with LigaChem Biosciences, Inc., Simcere Zaiming Pharmaceutical Co, Ltd., and other third-party vendors and collaborators; our ability to retain key personnel; our intended reliance on and the performance of third parties, including collaborators, contract research organizations and third-party manufacturers; changes in international relations, tariffs, and other trade regulations between the U.S. and China; our ability to protect and enforce our intellectual property protection and the scope and duration of such protection; developments and projections relating to our competitors and our industry, including competing therapies; and the impact of current and future laws and regulations.

More detailed information on these and additional factors that could affect NextCure’s actual results are described under the heading “Risk Factors” in NextCure’s most recent Annual Report on Form 10-K and in NextCure’s other filings with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements. Forward-looking statements speak only as of the date of this press release, and NextCure assumes no obligation to update any forward-looking statements, even if expectations change.

NextCure, Inc.
Selected Financial Information

Selected Statement of Operations Items:	Three Months Ended
	March 31,
(in thousands, except share and per share amounts)	2026	2025
Operating expenses:
Research and development	$6,834	$7,896
General and administrative	3,271	3,726
Loss from operations	(10,105)	(11,622)
Other income, net	309	646
Net loss	$(9,796)	$(10,976)
Net loss per common share - basic and diluted (1)	$(1.87)	$(4.70)
Weighted-average shares outstanding - basic and diluted	5,239,236	2,333,890

(1) -- Net loss per common share for 2025 has been restated to reflect the impact of the one-for-twelve reverse stock split effectuated on July 14, 2025.

Selected Balance Sheet Items:
	March 31,	December 31,
(in thousands)	2026	2025
Cash, cash equivalents, and marketable securities	$29,743	$41,818
Total assets	$37,977	$50,183
Accounts payable and accrued liabilities	$6,891	$10,566
Total stockholders' equity	$26,716	$34,943

Investor Inquiries

Timothy Mayer, Ph.D.

NextCure, Inc.

Chief Operating Officer

(240) 762-6486

IR@nextcure.com

Mike Moyer

Managing Director,

LifeSci Advisors, LLC

Phone: (617) 308-4306

mmoyer@lifesciadvisors.com